Exhibit 99.1

Essential Properties Announces Fourth Quarter 2020 Results
- Collected 95% of January Rent -
- Fourth Quarter Net Income per Share of $0.05 and AFFO per Share of $0.27 -
- Closed Quarterly Investments of $244.1 million at a 7.1% Weighted Average Cash Cap Rate -
- Reiterates 2021 AFFO Guidance of $1.22 to $1.26 per share -

February 23, 2021

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three months and year ended December 31, 2020.

Fourth Quarter 2020 Financial and Operating Highlights

Operating Results:
•Investments (108 properties)	$ Invested	$244.1 million
	Weighted Avg Cash Cap Rate	7.1%
•Net Income per share	Decreased by 72%	$0.05
•Funds from Operations ("FFO") per share	Decreased by 7%	$0.25
•Core Funds from Operations ("Core FFO") per share	Decreased by 19%	$0.25
•Adjusted Funds from Operations ("AFFO") per share	Decreased by 7%	$0.27
Equity Activity:
•Equity Raised - ATM Program	$20.50/share	$34.6 million

Full Year 2020 Financial and Operating Highlights

Operating Results:
•Investments (234 properties)	$ Invested	$602.8 million
	Weighted Avg Cash Cap Rate	7.1%
•Net Income per share	Decreased by 30%	$0.44
•FFO per share	Decreased by 1%	$1.08
•Core FFO per share	Decreased by 8%	$1.10
•AFFO per share	Decreased by 3%	$1.11
Financial Position & Equity Activity:
•Net Debt to Annualized Adjusted EBITDAre		4.8x
•Total Available Liquidity		$415.0 million
•Equity Raised - ATM Program	$19.02/share	$85.6 million
•Equity Raised - January Follow-On Offering	$25.20/share	$200.0 million
•Equity Raised - September Overnight Offering	$19.00/share	$192.3 million
Portfolio Snapshot:
•% of Portfolio Leased		99.7%
•Weighted Average Lease Term ("WALT")		14.5 years
•Weighted Average Rent Coverage		2.9x

2021 Highlights to Date

•Investments (21 properties)	$ Invested	$51.9 million
•Dispositions (11 properties)	$ Gross Proceeds	$14.1 million
•January Rent Collections		95%
Equity Activity:
•Equity Raised - ATM Program	$20.99/share	$11.8 million

CEO Comments

Commenting on the fourth quarter 2020 results, the Company’s President and Chief Executive Officer, Pete Mavoides, said, “We’re pleased that our results in the fourth quarter and 95% collection rate of January 2021 rent have confirmed the stability of our portfolio, and the quality and durability of our middle market tenant base.” Mr. Mavoides added, “After completing a record level of investments in the fourth quarter, we are encouraged by the continued strength of our investment pipeline, which enabled us to introduce our 2021 AFFO guidance earlier this year.”

Portfolio Update

Investments
The Company’s investment activity during the three months and year ended December 31, 2020 is summarized as follows:

	Quarter Ended December 31, 2020	Year Ended December 31, 2020
Investments:
$ Invested	$244.1 million	$602.8 million
# of Properties	108	234
# of Separate Transactions	32	94
Weighted Average Cash and GAAP Cap Rate	7.1%/7.8%	7.1%/7.9%
WALT	16.2 years	16.5 years
% Sale-Leaseback Transactions	88%	90%
% Subject to Master Lease	89%	75%
% Required Financial Reporting (tenant/guarantor)	100%	100%

Dispositions
The Company’s disposition activity during the three months and year ended December 31, 2020 is summarized as follows:

	Quarter Ended December 31, 2020	Year Ended December 31, 2020
Dispositions:
Net Proceeds	$39.0 million	$81.7 million
# of Properties Sold	23	50
Net Gain / (Loss)	$1.9 million	$5.8 million
Weighted Average Cash Cap Rate (excluding vacant properties)	7.4%	7.2%

Portfolio Highlights

The Company’s investment portfolio as of December 31, 2020 is summarized as follows:

Number of properties	1,181
Weighted average lease term	14.5 years
Weighted average rent coverage ratio	2.9x
Number of tenants	238
Number of states	43
Number of industries	17
Weighted average occupancy	99.7%
Total square feet of rentable space	10,163,834
Cash ABR - service-oriented or experience-based	95.1%
Cash ABR - properties subject to master lease	61.1%

Leverage and Balance Sheet and Liquidity

The Company's leverage, balance sheet and liquidity as of December 31, 2020 are summarized as follows:

Leverage:
Net debt to Annualized Adjusted EBITDAre	4.8x

Balance Sheet and Liquidity:
Cash and cash equivalents and restricted cash	$33.0 million
Unused borrowing capacity	$382.0 million
Total available liquidity	$415.0 million

ATM Program:
2020 ATM Program availability	$250.0 million
Aggregate gross sales under the 2020 ATM Program	$79.3 million
Availability remaining under the 2020 ATM Program	$170.7 million
Average price per share of gross sales to date	$17.62

Dividend Information

As previously announced, on December 3, 2020 Essential Properties' board of directors declared a cash dividend of $0.24 per share of common stock for the quarter ended December 31, 2020. The dividend was paid on January 15, 2021 to stockholders of record as of the close of business on December 31, 2020.

2021 Guidance

The Company reiterates its previously issued expectation that 2021 AFFO per share on a fully diluted basis will be within a range of $1.22 to $1.26.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Wednesday, February 24, 2021 at 10:00 a.m. EST to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6784). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13715611. The telephone replay will be available through March 11, 2021.

A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Fourth Quarter Ended December 31, 2020 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of December 31, 2020, the Company’s portfolio consisted of 1,181 freestanding net lease properties with a weighted average lease term of 14.5 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 99.7% leased to 238 tenants operating 336 different concepts in 17 industries across 43 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.

Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues:
Rental revenue[1,2]	$38,986	$37,828	$155,792	$135,670
Interest on loans and direct financing leases	2,106	1,355	8,136	3,024
Other revenue	17	22	81	663
Total revenues	41,109	39,205	164,009	139,357

Expenses:
General and administrative[3]	4,738	5,290	24,444	21,745
Property expenses[4]	2,126	736	3,881	3,070
Depreciation and amortization	19,004	12,378	59,446	42,745
Provision for impairment of real estate	3,319	997	8,399	2,918
Provision for loan losses	299	—	830	—
Total expenses	29,486	19,401	97,000	70,478
Other operating income:
Gain on dispositions of real estate, net	1,850	2,695	5,821	10,932
Income from operations	13,473	22,499	72,830	79,811
Other (expense)/income:
Loss on repayment and repurchase of secured borrowings[5]	—	(887)	(924)	(5,240)
Interest expense	(7,764)	(6,963)	(29,651)	(27,037)
Interest income	52	71	485	794
Income before income tax expense	5,761	14,720	42,740	48,328
Income tax expense	56	94	212	303
Net income	5,705	14,626	42,528	48,025
Net income attributable to non-controlling interests	(35)	(105)	(255)	(6,181)
Net income attributable to stockholders	$5,670	$14,521	$42,273	$41,844

Basic weighted-average shares outstanding	104,963,676	81,232,922	95,311,035	64,104,058
Basic net income per share	$0.05	$0.18	$0.44	$0.65
Diluted weighted-average shares outstanding	105,840,736	82,231,030	96,197,705	75,309,896
Diluted net income per share	$0.05	$0.18	$0.44	$0.63
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $88, $137, $444 and $855 for the three months and year ended December 31, 2020 and 2019, respectively.
2.Includes reimbursable income from the Company’s tenants of $314, $247, $897 and $1,427 for the three months and year ended December 31, 2020 and 2019, respectively.
3.During the three months and year ended December 31, 2020, includes non-recurring expenses of $21 and $255, respectively, for reimbursement of executive relocation costs and non-recurring recruiting costs and, during the year ended December 31, 2020, includes $1,093 for costs and charges incurred in connection with the termination of one of our executive officers. During the year ended December 31, 2019, includes non-recurring expenses of $2,473 for costs and charges incurred in connection with the secondary offering by our funding capital partner and $275 for a provision for settlement of litigation.
4.Includes reimbursable expenses from the Company’s tenants $314, $247, $897, and $1,427 for the three months and year ended December 31, 2020 and 2019, respectively.
5.Includes the write-off of $887 and $924 of deferred financing costs during the three months ended December 31, 2019 and the year ended December 31, 2020, respectively, and, during the year ended December 31, 2019, includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $3,740 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	December 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$741,254	$588,279
Building and improvements	1,519,665	1,224,682
Lease incentive	14,297	4,908
Construction in progress	3,908	12,128
Intangible lease assets	80,271	78,922
Total real estate investments, at cost	2,359,395	1,908,919
Less: accumulated depreciation and amortization	(136,097)	(90,071)
Total real estate investments, net	2,223,298	1,818,848
Loans and direct financing lease receivables, net	152,220	92,184
Real estate investments held for sale, net	17,058	1,211
Net investments	2,392,576	1,912,243
Cash and cash equivalents	26,602	8,304
Restricted cash	6,388	13,015
Straight-line rent receivable, net	37,830	25,926
Rent receivables, prepaid expenses and other assets, net	25,406	15,959
Total assets	$2,488,802	$1,975,447

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$171,007	$235,336
Unsecured term loans, net of deferred financing costs	626,272	445,586
Revolving credit facility	18,000	46,000
Intangible lease liabilities, net	10,168	9,564
Dividend payable	25,703	19,395
Derivative liabilities	38,912	4,082
Accrued liabilities and other payables	16,792	13,371
Total liabilities	906,854	773,334
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 106,361,524 and 83,761,151 issued and outstanding as of December 31, 2020 and 2019, respectively	1,064	838
Additional paid-in capital	1,688,540	1,223,043
Distributions in excess of cumulative earnings	(77,665)	(27,482)
Accumulated other comprehensive loss	(37,181)	(1,949)
Total stockholders' equity	1,574,758	1,194,450
Non-controlling interests	7,190	7,663
Total equity	1,581,948	1,202,113
Total liabilities and equity	$2,488,802	$1,975,447

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended December 31,		Year ended December 31,
(unaudited, in thousands except per share amounts)	2020	2019	2020	2019
Net income	$5,705	$14,626	$42,528	$48,025
Depreciation and amortization of real estate	18,979	12,354	59,309	42,649
Provision for impairment of real estate	3,319	997	8,399	2,918
Gain on dispositions of real estate, net	(1,850)	(2,695)	(5,821)	(10,932)
Funds from Operations	26,153	25,282	104,415	82,660
Other non-recurring expenses[1]	21	887	2,273	7,988
Core Funds from Operations	26,174	26,169	106,688	90,648
Adjustments:
Straight-line rental revenue, net	(2,584)	(3,336)	(11,905)	(12,215)
Non-cash interest expense	505	603	2,040	2,738
Non-cash compensation expense	1,386	1,022	5,427	4,546
Other amortization expense	2,836	80	3,854	815
Other non-cash charges	299	1	829	9
Capitalized interest expense	(5)	(125)	(228)	(290)
Transaction costs	179	—	291	—
Adjusted Funds from Operations	$28,790	$24,414	$106,995	$86,251

Net income per share[2]:
Basic	$0.05	$0.18	$0.44	$0.65
Diluted	$0.05	$0.18	$0.44	$0.63
FFO per share[2]:
Basic	$0.25	$0.27	$1.08	$1.11
Diluted	$0.25	$0.27	$1.08	$1.09
Core FFO per share[2]:
Basic	$0.25	$0.31	$1.11	$1.21
Diluted	$0.25	$0.31	$1.10	$1.20
AFFO per share[2]:
Basic	$0.27	$0.29	$1.11	$1.15
Diluted	$0.27	$0.29	$1.11	$1.14

Additional supplemental disclosure:
Scheduled principal repayments	$989	$941	$3,885	$3,696
Contractual deferred rents included in total revenues	992	—	12,417	—

Reduction of revenue for non-accrual tenants:
Cash	$505	$—	$3,916	$25
Straight-line	970	—	3,233	—
Total reduction of revenue for non-accrual tenants	$1,475	$—	$7,149	$25
1.Includes non-recurring expenses of $21 and $60 related to reimbursement of executive relocation costs during the three months and year ended December 31, 2020, $1,093 for severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers during the year ended December 31, 2020, $195 of non-recurring recruiting costs during the year ended December 31, 2020, and our $924 loss on repayment of secured borrowings during the year ended December 31, 2020.
2.Calculations exclude $101, $110, $404 and $377 from the numerator for the three months and year ended December 31, 2020 and 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended December 31, 2020
Net income	$5,705
Depreciation and amortization	19,004
Interest expense	7,764
Interest income	(52)
Income tax expense	56
EBITDA	32,476
Provision for impairment of real estate	3,319
Gain on dispositions of real estate, net	(1,850)
EBITDAre	33,945
Adjustment for current quarter re-leasing, investment and disposition activity[1]	4,681
Adjustment to exclude other non-recurring activity[2]	2,826
Adjusted EBITDAre - Current Estimated Run Rate	41,452
General and administrative	4,717
Adjusted net operating income ("NOI")	46,169
Straight-line rental revenue, net[1]	(2,778)
Other amortization expense	2,836
Adjusted Cash NOI	$46,227

Annualized EBITDAre	$135,780
Annualized Adjusted EBITDAre	$165,808
Annualized Adjusted NOI	$184,676
Annualized Adjusted Cash NOI	$184,908
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate made during the three months ended December 31, 2020 had occurred on October 1, 2020.
2.Adjustment excludes $21 of non-core expenses added back to compute Core FFO, the $299 adjustment to our provision for loan loss and $2,506 related to the write-off of receivables and real estate tax expense from prior periods for non-accrual tenants.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	December 31, 2020
Secured debt:
Series 2017-1, Class A	$157,524
Series 2017-1, Class B	15,669
Total secured debt	173,193

Unsecured debt:
$200mm term loan	200,000
$430mm term loan	430,000
Revolving credit facility[1]	18,000
Total unsecured debt	648,000
Gross debt	821,193
Less: cash & cash equivalents	(26,602)
Less: restricted cash deposits held for the benefit of lenders	(6,388)
Net debt	788,203

Equity:
Preferred stock	—
Common stock & OP units (106,915,371 shares @ $21.20/share as of 12/31/20)[2]	2,266,606
Total equity	2,266,606
Total enterprise value ("TEV")	$3,054,809

Net Debt / TEV	25.8%
Net Debt / Annualized Adjusted EBITDAre	4.8x
1.The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
2.Common equity & units as of December 31, 2020, based on 106,361,524 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.